SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 18, 2003

CARAUSTAR INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-20646	58-1388387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Joe Jerkins Boulevard

Austell, Georgia 30106-3227

(Address of Principal Executive Offices)

(Zip Code)

(770) 948-3101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 9. Regulation FD Disclosure.

On November 19, 2003, Caraustar Industries, Inc., made a presentation at the Le Meridian Hotel in Boston, Massachusetts. Copies of the slides from this presentation, along with certain supplemental information regarding non-GAAP financial measures, are attached hereto as Exhibit 99.1. The information being furnished in this report (including Exhibit 99.1) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing under the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2003

CARAUSTAR INDUSTRIES, INC.

By:	/s/ RONALD J. DOMANICO

Ronald J. Domanico Vice President and Chief Financial Officer

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Exhibit Index

Exhibit	Exhibit No.

November 19, 2003 presentation at the Le Meridian Hotel in Boston, Massachusetts and supplemental information	99.1

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